Exhibit 99.1

FIRST SAVINGS FINANCIAL GROUP, INC. REPORTS FINANCIAL RESULTS FOR THE THIRD FISCAL QUARTER ENDED JUNE 30, 2020

Jeffersonville, Indiana — July 27, 2020. First Savings Financial Group, Inc. (NASDAQ: FSFG - news) (the "Company"), the holding company for First Savings Bank (the "Bank"), today reported net income of $15.4 million, or $6.51 per diluted share, for the quarter ended June 30, 2020 compared to net income of $4.4 million, or $1.85 per diluted share, for the quarter ended June 30, 2019.

Commenting on the Company’s performance, Larry W. Myers, President and CEO stated: “We are very pleased with the outstanding quarter, including the stellar level of reported earnings, $2.9 million increase in allowance for loan losses, resiliency of asset quality, stability of the net interest margin, significant increase in stockholders’ equity, and substantial increase in shareholder value. The core bank, which is the bedrock of our entrepreneurial enterprise, continues to perform very well each quarter and the ancillary business lines, which provide diversification of our revenue streams, continue to generate additional meaningful return for our shareholders. Given such, I continue in the confidence that the Company is well-positioned to thrive during what is otherwise a very challenging banking environment and I continue to be very proud of our Company and staff.”

COVID-19 Response

The COVID-19 pandemic has placed, and continues to place, significant health, economic and other major hardships throughout the communities we serve, the United States and the entire world. The Company has implemented a number of procedures in response to the pandemic to support the safety and well-being of our customers, employees, and communities:

•	Following the guidelines of the Center for Disease Control and local governments, we have updated our branch operating procedures. While our branches have remained open, the lobbies were temporarily closed and transactions were being conducted through drive-up windows or by appointment. Our branches have returned to pre-pandemic service levels, but have implemented safety precautions, including use of personal protective equipment (“PPE”) (where and when prudent), enhanced daily cleaning and instructions to maintain appropriate social distancing. We also actively encourage customers to utilize PPE and alternative banking channels, such as our online and mobile banking platforms. Our customer service and retail departments remain fully staffed and available to assist customers remotely.

•	Our corporate and operations offices have predominately returned to pre-pandemic schedules and processes, but we have enhanced daily cleaning and instructed employees to maintain appropriate social distancing. Our employees maintain the ability to work remotely, both safely and efficiently using technology, in the event that such is required or necessary. Most of our normally scheduled meetings, including Board of Director meetings and various committee meetings, are now held virtually instead of in-person.

•	We continue to assist customers experiencing COVID-19 related hardships by approving payment extensions or loan forbearance agreements, and waiving or refunding certain fees. During the initial onset of the hardships, we proactively contacted all commercial borrowers and offered uniform payment extensions or loan forbearance agreements, while requests from consumer borrowers were reviewed and approved on case-by-case basis. Beginning with March 18, 2020 and through July 24, 2020, we had approved 206 payment extensions or loan forbearance agreements on approximately $90.6 million of balances in the loan portfolio, of which $81.9 million related to commercial real estate, $7.2 million related to residential real estate and consumer loans, and $1.5 million related to Small Business Administration (“SBA”) lending relationships. These payment extensions or loan forbearance agreements were generally for periods of three months and included deferment of both principle and interest. As of July 24, 2020, we had 48 loans with payment extensions or loan forbearance agreements on approximately $22.1 million of balances that were still in effect and set to expire between July 27, 2020 and October 13, 2020. Following the expiration of the initial payment extensions or loan forbearance agreements, we will entertain requests for extended periods on a case-by-case basis, which will generally include deferment of only the principle portion of payments (but both principle and interest for hotel loans) for a period of up to three months. Included in those 48 agreements in effect as of July 24, 2020, three were for second three-month periods of deferred principle and interest payments, two of which were hotel loans and the other in the entertainment service industry.

•	As a result of the passage of the CARES Act, the SBA will make six months of principal and interest payments for loans of existing SBA clients that were in “regular servicing status” (not delinquent) at March 27, 2020 and for SBA loans of new clients originated between March 27, 2020 and September 27, 2020. The aforementioned $1.5 million of SBA lending relationships that were provided payment extensions and forbearance by the Company will also receive the six months of SBA-made payments once the forbearance periods have expired. In addition, the majority of the Company’s SBA clients applied for participation in the SBA’s Paycheck Protection Program (“PPP”).

•	We are actively participating in the PPP and had $180.5 million of outstanding PPP loan balances as of June 30, 2020. At June 30, 2020, we had approximately $3.5 million of deferred loan fees related to PPP loans that will be recognized over the life of the loans and as borrowers are granted forgiveness.

•	The leisure and hospitality industries carry a higher degree of credit risk due to the COVID-19 pandemic. Based on our evaluation of the allowance for loan losses at June 30, 2020, management believes sufficient reserves are in place to cover estimated losses at that date. However, as the pandemic continues, losses could be recognized.

•	The Company had outstanding loan balances to restaurants totaling $167.5 million as of June 30, 2020, of which $76.1 million is fully guaranteed by the SBA, including $74.5 million of PPP loans, and $77.4 million represents commercial real estate loans where the collateral property is leased to national-brand, investment-grade tenants.

•	The Company had outstanding loan balances to hotels totaling $17.5 million as of June 30, 2020, of which $3.7 million is fully guaranteed by the SBA, including $606,000 of PPP loans.

Management continues to closely monitor the pandemic and may take additional action to respond to the pandemic’s effects on the Company’s business as the situation continues to evolve. We cannot determine or estimate the impact on our business at this time because the length and severity of the economic downturn is not known. We believe we are well-positioned to withstand any challenges that may be presented, and we are committed to continuing to serve our customers, employees and communities.

Results of Operations for the Three Months Ended June 30, 2020 and 2019

Net interest income increased $2.9 million, or 29.4%, to $12.8 million for the quarter ended June 30, 2020 as compared to the same quarter in 2019. The increase in net interest income was due to a $2.3 million increase in interest income and a $623,000 decrease in interest expense. Interest income increased due to an increase in the average balance of interest-earning assets of $327.1 million, from $1.09 billion for 2019 to $1.42 billion for 2020, partially offset by a decrease in the weighted average tax-equivalent yield, from 4.88% for 2019 to 4.41% for 2020. Interest expense decreased due to a decrease in the average cost of interest-bearing liabilities, from 1.43% for 2019 to 0.88% for 2020, partially offset by an increase in the average balance of interest-bearing liabilities of $274.0 million, from $884.5 million for 2019 to $1.16 billion for 2020. The decrease in the average cost of interest-bearing liabilities for 2020 was due primarily to decreasing market interest rates on deposits and Federal Home Loan Bank (“FHLB”) borrowings. The Company also began participation in the Federal Reserve Bank’s PPP Liquidity Facility (“PPPLF”) during the quarter ended June 30, 2020. Borrowings under the PPPLF are secured by the outstanding PPP loans and have an interest rate of 0.35%. Additional details are included in the “Summarized Consolidated Average Balance Sheets” table at the end of this release.

The Company recognized $3.0 million in provision for loan losses for the quarter ended June 30, 2020, compared to $337,000 in 2019. Nonperforming loans, which consist of nonaccrual loans and loans over 90 days past due and still accruing interest, increased $8.6 million, from $5.2 million at September 30, 2019 to $13.8 million at June 30, 2020, of which $3.7 million was guaranteed by the SBA. The Company recognized net charge-offs of $31,000 for the quarter ended June 30, 2020 compared to net charge-offs of $655,000 for the same quarter in 2019. The increase in the provision for loan losses for 2020 was primarily due to increased nonperforming assets as well as changes to qualitative factors within the allowance for loan losses calculation related to economic uncertainties surrounding COVID-19.

Noninterest income increased $33.7 million for the quarter ended June 30, 2020 as compared to the same quarter in 2019. The increase was due primarily to an increase in mortgage banking income of $33.5 million. The increase in mortgage banking income was due to production from the secondary-market residential mortgage lending segment that commenced operations in April 2018. Additional details regarding the financial performance of the mortgage banking and SBA lending segments are included in the “Segmented Statements of Income Information” table at the end of this release.

Noninterest expense increased $18.5 million for the quarter ended June 30, 2020 as compared to the same quarter in 2019. The increase was due primarily to increases in compensation and benefits and advertising of $15.2 million and $1.1 million, respectively. The increase in compensation and benefits expense is attributable to the addition of new employees primarily to support the growth of the Company’s mortgage banking and SBA lending activities, routine salary and benefits adjustments, and increased incentive compensation as a result of the Company’s performance. The increase in advertising is primarily due to the mortgage banking segment.

The Company recognized income tax expense of $5.5 million for the quarter ended June 30, 2020, as compared to income tax expense of $748,000 for 2019. The effective tax rate increased from 13.1% for the quarter ended June 20, 2019 to 26.2% for the quarter ended June 30, 2020 primarily due to increases in pre-tax income and nondeductible compensation.

Results of Operations for the Nine Months Ended June 30, 2020 and 2019

The Company reported net income of $18.2 million, or $7.66 per diluted share, for the nine months ended June 30, 2020 compared to net income of $10.9 million, or $4.58 per diluted share, for the nine months ended June 30, 2019.

Net interest income increased $5.3 million, or 18.0%, to $34.6 million for the nine months ended June 30, 2020 as compared to the same period in 2019. The increase in net interest income is due to a $5.6 million increase in interest income, which was partially offset by a $364,000 increase in interest expense. Interest income increased due to an increase in the average balance of interest-earning assets of $223.5 million, from $1.04 billion for 2019 to $1.26 billion for 2020, partially offset by a decrease in the weighted-average tax-equivalent yield, from 4.88% for 2019 to 4.62% for 2020. Interest expense increased due to an increase in the average balance of interest-bearing liabilities of $195.9 million, from $829.7 million for 2019 to $1.03 billion for 2020, partially offset by a decrease in the average cost of interest-bearing liabilities, from 1.26% for 2019 to 1.07% for 2020. The decrease in the average cost of interest-bearing liabilities for the nine months ended June 30, 2020 was due primarily to decreasing market interest rates on deposits and FHLB borrowings, as well as the Company’s participation in the PPPLF discussed previously. Additional details are included in the “Summarized Consolidated Average Balance Sheets” table at the end of this release.

The Company recognized $5.2 million in provision for loan losses for the nine months ended June 30, 2020, compared to $992,000 for the same period in 2019. The Company recognized net charge-offs of $590,000 for the nine months ended June 30, 2020, of which $353,000 was related to unguaranteed portions of SBA loans. The Company recognized net charge-offs of $699,000 for the same period in 2019, of which $645,000 was related to unguaranteed portions of SBA loans. The increase in the provision for loan losses for 2020 was primarily due to increased nonperforming assets for the period, as well as changes to qualitative factors within the allowance for loan losses calculation related to economic uncertainties surrounding COVID-19.

Noninterest income increased $49.9 million for the nine months ended June 30, 2020 as compared to the same period in 2019. The increase was due primarily to an increase in mortgage banking income of $49.2 million. Additional details regarding the financial performance of the mortgage banking and SBA lending segments are included in the “Segmented Income Statement Information” table at the end of this release.

Noninterest expense increased $40.6 million for the nine months ended June 30, 2020 as compared to the same period in 2019. The increase was due primarily to increases in compensation and benefits and advertising of $32.4 million and $3.4 million, respectively. The increase in compensation and benefits expense is attributable to the addition of new employees primarily to support the growth of the Company’s mortgage banking and SBA lending activities, routine salary and benefits adjustments, and increased incentive compensation as a result of the Company’s performance. The increase in advertising is primarily due to the mortgage banking segment.

The Company recognized income tax expense of $5.4 million for the nine months ended June 30, 2020, compared to $1.7 million for the same period in 2019. The effective tax rate increased from 13.3% for the nine months ended June 30, 2019 to 23.0% for the same period in 2020 primarily due to increases in pre-tax income and nondeductible executive compensation.

Comparison of Financial Condition at June 30, 2020 and September 30, 2019

Total assets increased $438.7 million, from $1.22 billion at September 30, 2019 to $1.66 billion at June 30, 2020. Net loans increased $270.7 million during the nine months ended June 30, 2020, due primarily to continued growth in the commercial business, commercial real estate and SBA loan portfolios, as well as $180.5 million in PPP loans outstanding at June 30, 2020. Residential mortgage loans held for sale and SBA loans held for sale also increased by $109.8 million and $4.2 million, respectively, during the nine months ended June 30, 2020 due to increased production from the mortgage banking and SBA lending segments. Total liabilities increased $417.8 million primarily due to a $174.8 million increase in Federal Reserve PPP Liquidity Facility advances, a $76.1 million increase in FHLB borrowings and a $148.5 million increase in total deposits.

Common stockholders’ equity increased $21.3 million, from $121.1 million at September 30, 2019 to $142.4 million at June 30, 2020, due primarily to increases in retained net income and net unrealized gains on available for sale securities included in accumulated other comprehensive income of $17.2 million and $3.8 million, respectively. At June 30, 2020 and September 30, 2019, the Bank was considered “well-capitalized” under applicable regulatory capital guidelines.

Prior Period Restatement

On November 19, 2019, the Company filed with the Securities and Exchange Commission (“SEC”) a Current Report on Form 8-K to report the Company’s conclusion that its interim consolidated financial statements, and related notes, contained in its Form 10-Q for the period ended June 30, 2019 should no longer be relied upon. The accounting matters underlying this conclusion relate primarily to significant accounting assumptions used in the fair value calculations for interest rate lock commitments and mortgage loans held-for-sale relating to the Company’s mortgage banking operations segment and unrecognized accruals for incentive compensation related to such segment. On December 4, 2019, the Company filed with the SEC an amended Form 10-Q for the period ended June 30, 2019, containing restated interim consolidated financial statements, and related notes, for the period then ended. All financial information at June 30, 2019 and for periods then ended contained in this earnings release have been restated accordingly.

First Savings Bank has fifteen offices in the Indiana communities of Clarksville, Jeffersonville, Charlestown, Sellersburg, New Albany, Georgetown, Corydon, Lanesville, Elizabeth, English, Marengo, Salem, Odon and Montgomery. Access to First Savings Bank accounts, including online banking and electronic bill payments, is available anywhere with Internet access through the Bank's website at www.fsbbank.net.

This release may contain forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including the duration, extent and severity of the COVID-19 pandemic, including its effect on our customers, service providers and on the economy and financial markets in general, changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

Contact:

Tony A. Schoen, CPA

Chief Financial Officer

812-283-0724

FIRST SAVINGS FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
OPERATING DATA:	2020	2019	2020	2019
(In thousands, except share and per share data)
Total interest income	$15,344	$13,058	$42,804	$37,166
Total interest expense	2,543	3,166	8,201	7,837

Net interest income	12,801	9,892	34,603	29,329
Provision for loan losses	2,980	337	5,190	992

Net interest income after provision for loan losses	9,821	9,555	29,413	28,337

Total noninterest income	46,337	12,644	75,457	25,514
Total noninterest expense	35,009	16,488	81,356	40,784

Income before income taxes	21,149	5,711	23,514	13,067
Income tax expense	5,540	748	5,404	1,736

Net income	15,609	4,963	18,110	11,331

Less: Net (income) loss attributable to noncontrolling interests	204	571	(107)	475

Net income attributable to the Company	$15,405	$4,392	$18,217	$10,856

Net income per share, basic	$6.51	$1.88	$7.74	$4.70
Weighted average shares outstanding, basic	2,365,217	2,333,502	2,353,816	2,308,359

Net income per share, diluted	$6.51	$1.85	$7.66	$4.58
Weighted average shares outstanding, diluted	2,366,787	2,373,578	2,377,399	2,369,421

Performance ratios (annualized)
Return on average assets	4.02%	1.50%	1.78%	1.30%
Return on average common stockholders' equity	47.91%	15.90%	19.36%	13.83%
Interest rate spread (tax equivalent basis)	3.53%	3.45%	3.55%	3.62%
Net interest margin (tax equivalent basis)	3.70%	3.72%	3.75%	3.87%
Efficiency ratio	59.20%	73.16%	73.92%	74.37%

	June 30,	September 30,	Increase
FINANCIAL CONDITION DATA:	2020	2019	(Decrease)
(In thousands, except per share data)
Total assets	$1,661,281	$1,222,579	$438,702
Cash and cash equivalents	27,544	41,432	(13,888)
Investment securities	205,960	179,638	26,322
Loans held for sale	210,077	96,070	114,007
Gross loans	1,096,021	820,698	275,323
Allowance for loan losses	14,640	10,040	4,600
Interest earning assets	1,531,174	1,130,095	401,079
Goodwill	9,848	9,848	-
Core deposit intangibles	1,256	1,416	(160)
Noninterest-bearing deposits	227,797	173,072	54,725
Interest-bearing deposits	755,073	661,312	93,761
FHLB borrowings	298,622	222,544	76,078
Federal Reserve PPPLF borrowings	174,835	-	174,835
Total liabilities	1,519,133	1,101,322	417,811
Stockholders' equity, net of noncontrolling interests	142,362	121,053	21,309

Book value per share	$59.93	$51.51	$8.43
Tangible book value per share (1)	55.26	46.71	8.54

As previously discussed, financial information at June 30, 2019 and for periods then ended contained in this earnings release have been restated.

	June 30,	September 30,	Increase
FINANCIAL CONDITION DATA:	2020	2019	(Decrease)
(In thousands, except per share data)
Non-performing assets:
Nonaccrual loans - SBA guaranteed	$3,709	$450	$3,259
Nonaccrual loans - unguaranteed	10,101	4,718	5,383
Total nonaccrual loans	13,810	5,168	8,642
Accruing loans past due 90 days	-	12	(12)
Total non-performing loans	13,810	5,180	8,630
Foreclosed real estate	-	55	(55)
Troubled debt restructurings classified as performing loans	5,694	7,265	(1,571)
Total non-performing assets	$19,504	$12,500	$7,004

Asset quality ratios:
Allowance for loan losses as a percent of total gross loans	1.34%	1.22%	0.11%
Allowance for loan losses as a percent of nonperforming loans	106.01%	193.82%	-87.81%
Nonperforming loans as a percent of total gross loans	1.26%	0.63%	0.63%
Nonperforming assets as a percent of total assets	1.17%	1.02%	0.15%

(1) See reconciliation of GAAP and Non-GAAP financial measures for additional information relating to calculation of this item.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES (UNAUDITED):

The following non-GAAP financial measures used by the Company provide information useful to investors in understanding the Company's performance.  The Company believes the financial measures presented below are important because of their widespread use by investors as a means to evaluate capital adequacy and earnings.  The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company's consolidated financial statements and reconciles those non-GAAP financial measures with the comparable GAAP financial measures.

	June 30,	September 30,
Tangible Book Value Per Share	2020	2019
(In thousands, except share and per share data)
Stockholders' equity, net of noncontrolling interests (GAAP)	$142,362	$121,053
Less: goodwill and core deposit intangibles	(11,104)	(11,264)
Tangible equity (non-GAAP)	$131,258	$109,789

Outstanding common shares	2,375,324	2,350,229

Tangible book value per share (non-GAAP)	$55.26	$46.71

Book value per share (GAAP)	$59.93	$51.51

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED):

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
Summarized Consolidated Balance Sheets	2020	2020	2019	2019	2019
(In thousands, except per share data)
Total cash and cash equivalents	$27,544	$22,603	$41,327	$41,432	$65,105
Total investment securities	205,960	186,873	179,991	179,638	182,421
Total loans, net of allowance for loan losses	1,081,381	877,276	851,700	810,658	796,994
Total assets	1,661,281	1,368,252	1,292,573	1,222,579	1,228,953

Total deposits	$982,870	$937,306	$885,598	$834,384	$888,145
Total borrowings from the Federal Home Loan Bank	298,622	270,000	239,566	222,544	189,255

Stockholders' equity, net of noncontrolling interests	$142,362	$116,659	$123,810	$121,053	$114,971
Noncontrolling interests in subsidiary	(214)	(414)	368	204	176
Total equity	142,148	116,245	124,178	121,257	115,147

Outstanding common shares	2,375,324	2,375,324	2,357,369	2,350,229	2,350,229

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Summarized Consolidated Statements of Income	2020	2020	2019	2019	2019
(In thousands, except per share data)
Total interest income	$15,344	$13,693	$13,767	$13,829	$13,058
Total interest expense	2,543	2,783	2,875	3,069	3,166
Net interest income	12,801	10,910	10,892	10,760	9,892
Provision for loan losses	2,980	1,705	505	471	337
Net interest income after provision for loan losses	9,821	9,205	10,387	10,289	9,555

Total noninterest income	46,337	10,994	18,126	18,340	12,644
Total noninterest expense	35,009	22,075	24,272	21,606	16,488
Income (loss) before income taxes	21,149	(1,876)	4,241	7,023	5,711
Income tax expense (benefit)	5,540	(774)	638	1,359	748
Net income (loss)	15,609	(1,102)	3,603	5,664	4,963
Less: net income (loss) attributable to noncontrolling interests	204	(475)	164	343	571
Net income (loss) attributable to the Company	$15,405	$(627)	$3,439	$5,321	$4,392

Net income (loss) per share, basic	$6.51	$(0.27)	$1.47	$2.28	$1.88
Weighted average shares outstanding, basic	2,365,217	2,355,750	2,340,619	2,337,472	2,333,502

Net income (loss) per share, diluted	$6.51	$(0.26)	$1.44	$2.24	$1.85
Weighted average shares outstanding, diluted	2,366,787	2,379,901	2,382,754	2,378,221	2,373,578

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Consolidated Performance Ratios (Annualized)	2020	2020	2019	2019	2019
Return on average assets	4.02%	-0.19%	1.09%	1.75%	1.50%
Return on average equity	48.75%	-3.51%	11.76%	19.28%	17.95%
Return on average common stockholders' equity	47.91%	-2.00%	11.24%	18.12%	15.90%
Net interest margin (tax equlivalent basis)	3.70%	3.73%	3.83%	3.92%	3.72%
Efficiency ratio	59.20%	100.78%	83.64%	74.25%	73.16%

	As of or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Consolidated Asset Quality Ratios	2020	2020	2019	2019	2019
Nonperforming loans as a percentage of total loans	1.26%	1.55%	0.64%	0.63%	0.63%
Nonperforming assets as a percentage of total assets	1.17%	1.45%	1.00%	1.02%	1.09%
Allowance for loan losses as a percentage of total loans	1.34%	1.32%	1.22%	1.22%	1.19%
Allowance for loan losses as a percentage of nonperforming loans	106.01%	84.67%	191.18%	193.82%	188.29%
Net charge-offs (recoveries) to average outstanding loans	0.00%	0.06%	0.00%	0.01%	0.08%

As previously discussed, financial information at June 30, 2019 and for periods then ended contained in this earnings release have been restated.

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Segmented Statements of Income Information	2020	2020	2019	2019	2019
(In thousands, except per share data)
Net interest income - Core Banking	$9,652	$9,236	$9,188	$9,178	$8,739
Net interest income - SBA Lending (Q2)	1,584	1,151	1,217	1,237	1,066
Net interest income - Mortgage Banking	1,565	523	487	345	87
Total net interest income	$12,801	$10,910	$10,892	$10,760	$9,892

Provision for loan losses - Core Banking	$1,668	$216	$520	$104	$162
Provision for loan losses - SBA Lending (Q2)	1,312	1,489	(15)	367	175
Provision for loan losses - Mortgage Banking	-	-	-	-	-
Total provision for loan losses	$2,980	$1,705	$505	$471	$337

Net interest income after provision for loan losses - Core Banking	$7,984	$9,020	$8,668	$9,074	$8,577
Net interest income (loss) after provision for loan losses - SBA Lending (Q2)	272	(338)	1,232	870	891
Net interest income after provision for loan losses - Mortgage Banking	1,565	523	487	345	87
Total net interest income after provision for loan losses	$9,821	$9,205	$10,387	$10,289	$9,555

Noninterest income - Core Banking	$1,324	$1,411	$1,391	$1,582	$1,351
Noninterest income - SBA Lending (Q2)	1,785	1,209	929	1,715	1,658
Noninterest income - Mortgage Banking	43,228	8,374	15,806	15,043	9,635
Total noninterest income	$46,337	$10,994	$18,126	$18,340	$12,644

Noninterest expense - Core Banking (2)	$12,046	$5,973	$7,545	$7,521	$7,576
Noninterest expense - SBA Lending (Q2)	1,642	1,841	1,825	1,883	1,385
Noninterest expense - Mortgage Banking	21,321	14,261	14,902	12,202	7,527
Total noninterest expense	$35,009	$22,075	$24,272	$21,606	$16,488

Income (loss) before income taxes - Core Banking	$(2,738)	$4,458	$2,514	$3,135	$2,352
Income (loss) before income taxes - SBA Lending (Q2)	415	(970)	336	702	1,164
Income (loss) before income taxes - Mortgage Banking	23,472	(5,364)	1,391	3,186	2,195
Total income (loss) before income taxes	$21,149	$(1,876)	$4,241	$7,023	$5,711

Income tax expense (benefit) - Core Banking	$(381)	$691	$247	$472	$51
Income tax expense (benefit) - SBA Lending (Q2)	53	(124)	43	90	148
Income tax expense (benefit) - Mortgage Banking	5,868	(1,341)	348	797	549
Total income tax expense (benefit)	$5,540	$(774)	$638	$1,359	$748

Net income (loss) - Core Banking (3)	$(2,357)	$3,767	$2,267	$2,663	$2,301
Net income (loss) - SBA Lending (Q2)	362	(846)	293	612	1,016
Net income (loss) - Mortgage Banking	17,604	(4,023)	1,043	2,389	1,646
Total net income (loss)	$15,609	$(1,102)	$3,603	$5,664	$4,963

Net income (loss) attributable to the Company - Core Banking (3)	$(2,357)	$3,767	$2,267	$2,663	$2,301
Net income (loss) attributable to the Company - SBA Lending (Q2)	158	(371)	129	269	445
Net income (loss) attributable to the Company - Mortgage Banking	17,604	(4,023)	1,043	2,389	1,646
Total net income (loss) attributable to the Company	$15,405	$(627)	$3,439	$5,321	$4,392

Net income (loss) per share, basic - Core Banking (3)	$(1.00)	$1.60	$0.96	$1.14	$0.98
Net income (loss) per share, basic - SBA Lending (Q2)	0.07	(0.16)	0.06	0.12	0.19
Net income (loss) per share, basic - Mortgage Banking	7.44	(1.71)	0.45	1.02	0.71
Total net income (loss) per share, basic	$6.51	$(0.27)	$1.47	$2.28	$1.88

Net income (loss) per share, diluted - Core Banking (3)	$(1.00)	$1.59	$0.95	$1.13	$0.97
Net income (loss) per share, diluted - SBA Lending (Q2)	0.07	(0.16)	0.05	0.11	0.19
Net income (loss) per share, diluted - Mortgage Banking	7.44	(1.69)	0.44	1.00	0.69
Total net income (loss) per share, diluted	$6.51	$(0.26)	$1.44	$2.24	$1.85

(2) Volatility in Noninterest expense - Core Banking for the three-month periods ended March 31 and June 30, 2020 is due primarily to the impact of the Mortgage Banking segment's performance on incentive compensation expense for employees of the Core Banking segment.

(3) Volatility in Net Income - Core Banking, including per share data, for the three-month periods ended March 31 and June 30, 2020 is partially due to the impact of the Mortgage Banking segment's performance on incentive compensation expense for employees of the Core Banking segment.

As previously discussed, financial information at June 30, 2019 and for periods then ended contained in this earnings release have been restated.

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Noninterest Expense Detail by Segment	2020	2020	2019	2019	2019
(In thousands)
Compensation - Core Banking (4)	$8,631	$2,789	$4,451	$4,427	$4,694
Occupancy - Core Banking	1,239	1,133	1,200	1,140	1,105
Advertising - Core Banking	194	152	147	183	151
Other - Core Banking	1,982	1,899	1,747	1,771	1,626
Total Noninterest Expense - Core Banking	$12,046	$5,973	$7,545	$7,521	$7,576

Compensation - SBA Lending (Q2)	$1,314	$1,569	$1,469	$1,403	$1,045
Occupancy - SBA Lending (Q2)	118	99	89	88	80
Advertising - SBA Lending (Q2)	-	9	5	8	10
Other - SBA Lending (Q2)	210	164	262	384	250
Total Noninterest Expense - SBA Lending (Q2)	$1,642	$1,841	$1,825	$1,883	$1,385

Compensation - Mortgage Banking	$16,951	$10,549	$11,900	$9,866	$5,966
Occupancy - Mortgage Banking	855	757	633	549	387
Advertising - Mortgage Banking	1,667	1,616	1,314	871	566
Other - Mortgage Banking	1,848	1,339	1,055	916	608
Total Noninterest Expense - Mortgage Banking	$21,321	$14,261	$14,902	$12,202	$7,527

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Mortgage Banking Noninterest Expense Fixed vs. Variable	2020	2020	2019	2019	2019
(In thousands)
Noninterest Expense - Fixed Expenses	$8,188	$6,533	$5,466	$4,603	$3,589
Noninterest Expense - Variable Expenses (5)	13,133	7,728	9,436	7,599	3,938
Total Noninterest Expense	$21,321	$14,261	$14,902	$12,202	$7,527

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
SBA Lending (Q2) Data	2020	2020	2019	2019	2019
(In thousands, except percentage data)
Final funded loans guaranteed portion sold, SBA	$16,605	$16,180	$10,830	$19,471	$22,310

Gross gain on sales of loans, SBA	$1,771	$1,597	$1,066	$2,138	$2,085
Weighted average gross gain on sales of loans, SBA	10.67%	9.87%	9.84%	10.98%	9.35%

Net gain on sales of loans, SBA (6)	$1,317	$1,229	$761	$1,569	$1,515
Weighted average net gain on sales of loans, SBA	7.93%	7.60%	7.03%	8.06%	6.79%

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Mortgage Banking Data	2020	2020	2019	2019	2019
(In thousands, except percentage data)
Mortgage originations for sale in the secondary market	$1,003,518	$532,996	$542,568	$447,616	$258,743

Mortgage sales	$954,568	$488,457	$529,344	$447,819	$204,565

Gross gain on sales of loans, mortgage banking	$31,067	$14,912	$13,411	$14,244	$7,335
Weighted average gross gain on sales of loans, mortgage banking	3.25%	3.05%	2.53%	3.18%	3.59%

Gross mortgage banking income (7)	$43,088	$8,272	$15,817	$15,033	$9,611

(4) Volatility in Compensation - Core Banking for the three-month periods ended March 31 and June 30, 2020 is due primarily to the impact of the Mortgage Banking segment's performance on incentive compensation expense for employees of the Core Banking segment.

(5) Variable expenses include incentive compensation and advertising expenses.

(6) Net of commissions, referral fees, SBA repair fees and discounts on unguaranteed portions held-for-investment, and inclusive of gains on servicing assets.

(7) Net of lender credits and other investor expenses, and inclusive of loan fees, fair value adjustments and gains (losses) on derivative instruments.

As previously discussed, financial information at June 30, 2019 and for periods then ended contained in this earnings release have been restated.

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Summarized Consolidated Average Balance Sheets	2020	2020	2019	2019	2019
(In thousands)
Interest-earning assets
Average balances:
Interest-bearing deposits with banks	$25,985	$48,306	$46,296	$52,736	$38,332
Loans	1,191,097	970,083	935,211	891,477	859,525
Investment securities	178,611	158,116	157,093	156,070	163,185
Agency mortgage-backed securities	8,660	10,870	13,057	15,178	21,993
FRB and FHLB stock	16,804	14,878	14,149	13,020	12,505
Total interest-earning assets	$1,421,157	$1,202,253	$1,165,806	$1,128,481	$1,095,540

Interest income (tax equlivalent basis):
Interest-bearing deposits with banks	$37	$153	$205	$277	$205
Loans	13,460	11,875	11,830	11,788	10,924
Investment securities	1,947	1,728	1,780	1,762	1,877
Agency mortgage-backed securities	69	76	83	105	152
FRB and FHLB stock	168	151	154	184	196
Total interest income (tax equivalent basis)	$15,681	$13,983	$14,052	$14,116	$13,354

Weighted average yield (tax equlivalent basis, annualized):
Interest-bearing deposits with banks	0.57%	1.27%	1.77%	2.10%	2.14%
Loans	4.52%	4.90%	5.06%	5.29%	5.08%
Investment securities	4.36%	4.37%	4.53%	4.52%	4.60%
Agency mortgage-backed securities	3.19%	2.80%	2.54%	2.77%	2.76%
FRB and FHLB stock	4.00%	4.06%	4.35%	5.65%	6.27%
Total interest-earning assets	4.41%	4.65%	4.82%	5.00%	4.88%

Interest-bearing liabilities
Average balances:
Interest-bearing deposits	$770,402	$716,051	$707,518	$712,692	$684,736
Repurchase agreements	-	-	-	250	1,354
Fed funds purchased	1,978	143	-	130	-
Borrowings from Federal Home Loan Bank	292,168	248,205	207,851	175,912	178,707
Federal Reserve PPPLF	74,218	-	-	-	-
Subordinated debt	19,769	19,752	19,735	19,718	19,701
Total interest-bearing liabilities	$1,158,535	$984,151	$935,104	$908,702	$884,498

Interest expense:
Interest-bearing deposits	$1,311	$1,625	$1,749	$1,965	$1,948
Repurchase agreements	-	-	-	-	1
Fed funds purchased	2	-	-	1	-
Borrowings from Federal Home Loan Bank	846	838	808	785	898
Federal Reserve PPPLF	66	-	-	-	-
Subordinated debt	318	320	318	318	319
Total interest expense	$2,543	$2,783	$2,875	$3,069	$3,166

Weighted average cost (annualized):
Interest-bearing deposits	0.68%	0.91%	0.99%	1.10%	1.14%
Repurchase agreements	0.00%	0.00%	0.00%	0.00%	0.30%
Fed funds purchased	0.40%	0.00%	0.00%	3.08%	0.00%
Borrowings from Federal Home Loan Bank	1.16%	1.35%	1.55%	1.78%	2.01%
Federal Reserve PPPLF	0.36%	0.00%	0.00%	0.00%	0.00%
Subordinated debt	6.43%	6.48%	6.45%	6.45%	6.48%
Total interest-bearing liabilities	0.88%	1.13%	1.23%	1.35%	1.43%

Interest rate spread (tax equlivalent basis, annualized)	3.53%	3.52%	3.59%	3.65%	3.45%

Net interest margin (tax equlivalent basis, annualized)	3.70%	3.73%	3.83%	3.92%	3.72%

As previously discussed, financial information at June 30, 2019 and for periods then ended contained in this earnings release have been restated.